Exhibit 99.1

INSTALLED BUILDING PRODUCTS ANNOUNCES SUCCESSFUL REFINANCING

Columbus, Ohio, April 17, 2017. Installed Building Products, Inc. (the “Company”) (NYSE: IBP), an industry-leading installer of insulation products, announced today that the Company has successfully refinanced its borrowings under its existing Term Loan and Delayed Draw Term Loan facilities, and closed its previously announced $300 million Term Loan B facility and $100 million ABL Revolving Credit Facility.

The new $300 million Term Loan B facility matures in 2024 and has an interest rate of LIBOR plus 300 basis points with a LIBOR floor of one percent. The Term Loan B facility has no financial maintenance covenants and is rated BB by S&P Global Ratings and B1 by Moody’s Investors Service.

The new $100 million ABL Revolving Credit Facility has a five-year duration and an interest rate of LIBOR plus 125 – 175 basis points based on excess availability.

“I am pleased with the robust demand and favorable terms of our Term Loan B facility, reflecting our financial partners’ confidence in IBP’s compelling financial model and growth-oriented business plan,” stated Jeff Edwards, Chairman and Chief Executive Officer. “The additional capital from the new $300 million facility extends IBP’s average weighted debt maturity and provides us with significant financial flexibility to continue achieving our established growth strategies.”

With the completion of the transaction, IBP now has total indebtedness of approximately $369 million, comprised of the new, $300 million term loan, $56 million in equipment financing, and $13 million in seller notes and non-competes. With approximately $100 million in cash, resulting in net total indebtedness of $269 million, IBP continues to have a conservative capital structure.

The Royal Bank of Canada served as Administrative Agent for the Term Loan B facility, and RBC Capital Markets, UBS Securities LLC, and Jefferies Finance LLC, served as Joint Lead Arrangers and Joint Bookrunners.

The $100 million ABL Revolving Credit Facility was led by a syndicate of financial institutions including SunTrust Bank as Administrative Agent. Other banks participating in the syndication were Key Bank, Regions Bank and US Bank.

Additional details on the credit facilities may be found in the Form 8-K filed today with the Securities and Exchange Commission.

About Installed Building Products

Installed Building Products, Inc. is the nation’s second largest insulation installer for the residential new construction market and also a diversified installer of complementary building products, including garage doors, rain gutters, shower doors, closet shelving and mirrors, throughout the United States. The Company manages all aspects of the installation process for its customers, including direct purchases of materials from national manufacturers, supply of materials to job sites and quality installation. The Company offers its diverse portfolio of services for new and existing single-family and multifamily residential, and commercial building projects from its national network of branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to our financial model and flexibility, demand for our services, expansion of our national footprint, our ability to capitalize on the new home construction recovery, our ability to strengthen our market position, our ability to pursue value-enhancing acquisitions, our ability to improve profitability and expectations for demand for our services for the remainder of 2017. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net